--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                        Statement to Certificateholders

                                  May 15, 2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL          BEGINNING                                                                                 ENDING
               FACE             PRINCIPAL                                                       REALIZED    DEFERRED     PRINCIPAL
CLASS          VALUE             BALANCE         PRINCIPAL       INTEREST         TOTAL          LOSSES     INTEREST      BALANCE

A1         357,735,172.00     14,231,673.02     3,963,406.44      24,905.43    3,988,311.87        0.00       0.00     10,268,266.58
A2          40,000,000.00      1,591,308.22       443,166.54       2,678.70      445,845.24        0.00       0.00      1,148,141.68
R                    0.00              0.00             0.00      45,972.25       45,972.25        0.00       0.00              0.00
TOTALS     397,735,172.00     15,822,981.24     4,406,572.98      73,556.38    4,480,129.36        0.00       0.00     11,416,408.26
            S8,117,044.50     79,475,570.09             0.00     331,554.98      331,554.98    2,219.39       0.00     81,440,031.04

-------------------------------------------------------------------------------------------------    -------------------------------
               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                               PASS-THROUGH RATES
-------------------------------------------------------------------------------------------------    -------------------------------
                                                                                                                        CURRENT
                BEGINNING                                                               ENDING                         PASS-THRU
CLASS           PRINCIPAL         PRINCIPAL          INTEREST         TOTAL           PRINCIPAL        CLASS              RATE
A1              39.78270557       11.07916344        0.06961974     11.14878318       28.70354213      A1                2.100000 %
A2              39.78270550       11.07916350        0.06696750     11.14613100       28.70354200      A2                2.020000 %
TOTALS          39.78270556       11.07916345        0.18493808     11.26410153       28.70354211

SI           9,791.19556262        0.00000000       40.84676140     40.84676140   10,033.21233979      SI                0.000000 %

           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark M. Volosov
                JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                    Tel: (212) 946-7172 / Fax: (212) 946-8302
                          Email: mark.volosov@chase.com


[JPMORGAN CHASE LOGO]

                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  May 15, 2002
--------------------------------------------------------------------------------


Sec. 4.01(i)        Principal Collections recieved during the Collection Period                                        4,495,982.11
                    Interest Collections recieved during the Collection Period                                           446,700.59
                    Additional Draw Amount                                                                                89,919.64

Sec. 4.01(iii)      Floating Allocation Percentage                                                                      18.384515 %
                    Fixed Allocation Percentage                                                                         98.000000 %

Sec. 4.01(iv)       Investor Certificate Interest Collections                                                             74,685.31

Sec. 4.01(v)        Investor Certificate Principal Collections                                                         4,406,062.47

Sec. 4.01(vi)       Seller Interest Collections                                                                          331,554.98
                    Seller Principal Collections                                                                          89,919.64

Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                                                 10.58
                    Accelerated Principal Distribution Amount Actually Distributed                                            10.58

Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                                                       0.00
                    Amount Required to be Paid by Servicer                                                                     0.00

Sec. 4.01(xiv)      Servicing Fee                                                                                         40,460.30
                    Accrued and Unpaid Servicing Fees                                                                          0.00

Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                                                   2,719.32
                    Charge Off Amounts                                                                                         0.00
                    Charge Off Amounts allocable to Investor Certificateholders                                                0.00
                    Cumulative Loss Amounts                                                                            1,113,703.49

Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period                                             97,104,717.07
                    Pool Balance as of end of second preceding Collection Period                                     100,219,432.49

Sec. 4.01(xvii)     Invested Amount                                                                                   13,445,658.68

Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                                                     YES

Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                                                             NO

Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                                                     618.42
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                       0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                                                0.00

Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                                                   0.00

Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                                             0.00

Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                                                          45,972.25

Sec. 4.01(xxvii)    Maximum Rate                                                                                           5.0205 %
                    Weighted Average Net Loan Rate                                                                         5.0205 %

[JPMORGAN CHASE LOGO]

                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  May 15, 2002
--------------------------------------------------------------------------------

Sec. 4.01(xxviii)   Minimum Seller Interest                                                                            1,893,252.31

Sec. 4.01(xxix)     Required Servicer Advance                                                                                  0.00
                    Unreimbursed Required Servicer Advance                                                                     0.00
                    Required Servicer Advance Reimbursement                                                                    0.00

Sec. 4.01(xxx)      Spread Account Requirement                                                                                 0.00
                    Amount on deposit in the Spread Account (after the Spread Withdrawal)                                      0.00
                    Spread Account Deposit                                                                                     0.00
                    Spread Account Withdrawal (including Spread Account Deposits)                                              0.00

                    Delinquencies

  ---------------------------------------------------------------------------
                                     Group 1
  ---------------------------------------------------------------------------
  Period               Number           Principal Balance          Percentage
  0-30 days                 0                        0.00              0.00 %
  31-60 days               15                  484,059.16              0.51 %
  61-90 days                3                   89,596.91              0.09 %
  91-120 days               1                        0.00              0.00 %
  121+ days                 4                   83,582.26              0.09 %
  Total                    23                  657,238.33              0.69 %
  ---------------------------------------------------------------------------


                    Loans in Foreclosure

              ----------------------------------------------------
                                     Group 1
              ----------------------------------------------------
              Number        Principal Balance           Percentage
                   0                     0.00               0.00 %


                    Loans in REO

              ----------------------------------------------------
                                     Group 1
              ----------------------------------------------------
              Number        Principal Balance           Percentage
                   0                     0.00               0.00 %


[JPMORGAN CHASE LOGO]

                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.